                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



Date of Report                                                  January 25, 1996
Date of Earliest Event Reported                                 January 24, 1996
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                         The New Iberia Bancorp, Inc.
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            (Exact name of registrant as specified in its charter)


  Louisiana                        0-13307                          72-0969631
---------------               ----------------                   ---------------
(State or other               (Commission File                   (IRS Employer
 jurisdiction of               Number)                            Identification
 incorporation)                                                   Number)


             800 South Lewis Street, New Iberia, Louisiana 70560
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        (Address of principal executive offices)                 (Zip Code)


                                (318) 365-6761
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             (Registrant's telephone number, including area code)


                                     None
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        (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

         The New Iberia Bancorp, Inc. (the "Company") will negotiate with Whitney Holding Corporation ("Whitney") a definitive agreement for the acquisition of the Company by Whitney for consideration consisting of $54 million in the aggregate, payable in Whitney common stock to the shareholders of the Company. A definitive agreement will have to be approved by the boards of both institutions as a condition to completing the transaction and the closing would also be subject to regulatory approval, approval by the shareholders of the Company and other conditions.

Item 7.  Exhibits

                 1.  Press release dated January 24, 1996.




                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE NEW IBERIA BANCORP, INC.
                                        (Registrant)


Date: January 25, 1996                  By: /s/ LEONARD J. FREYOU
                                           ----------------------------
                                           Name: Leonard J. Freyou
                                                -----------------------
                                           Title: Senior Vice President/
                                                  Cashier
                                                 ----------------------
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JANUARY 24, 1996



FOR IMMEDIATE RELEASE
THE NEW IBERIA BANCORP, INC.
FOR INFORMATION CONTACT:
ERNEST FREYOU
318-365-6761

Ernest Freyou, the President of The New Iberia Bancorp, Inc. and William L. Marks, the Chairman of Whitney Holding Corporation, announced today that the institutions will negotiate a definitive agreement for the acquisition of The New Iberia Bancorp by Whitney Holding Corporation for consideration consisting of $54 Million in the aggregate, payable in Whitney Holding Corporation common stock to the shareholders of The New Iberia Bancorp at the approximate rate of $27 in value of Whitney stock for each share of The New Iberia Bancorp stock outstanding. Mr. Freyou stated that the Board of Directors of The New Iberia Bancorp authorized negotiation of a definitive agreement with Whitney, which must be approved by the boards of both institutions as a condition to the consummation of the transaction. Closing would also be subject to customary conditions, including regulatory approval and approval by the shareholders of The New Iberia Bancorp. The merger is intended to be accounted for as a pooling-of-interests.

The New Iberia Bancorp, Inc. is located in Iberia Parish, Louisiana, where it operates its wholly-owned subsidiary, The New Iberia Bank. The company's stock is traded on the American Stock Exchange (symbol NIB). The New Iberia Bank presently operates eight full service offices in Iberia Parish, three full service offices in Lafayette Parish, and one full service office in Vermilion Parish, Louisiana.

Whitney Holding Corporation (NASDAQ symbol WTNY) is a bank holding company based in New Orleans, Louisiana. Its primary bank subsidiary is Whitney National Bank, which has 45 branches throughout southern Louisiana including New Orleans, Jefferson and St. Tammany parishes as well as Baton Rouge and Lafayette. The Whitney Bank of Alabama has seven branches in Mobile and the Alabama Gulf region.